                                                                   Exhibit 23.01


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-24483 of Cardinal Health, Inc. on Form S-3 and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No. 33-52537,
No. 33-52539, No. 33-63283-01, No. 33-64337, No. 333-01927-01, No. 333-11803-01,
No. 333-21631-01, No. 333-21631-02, No. 333-30889-01 and No. 333-56655-01 of
Cardinal Health, Inc. on Form S-8 of our report dated August 12, 1998, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the historical consolidated financial statements for a pooling-of-interests), appearing in this Current Report on Form 8-K/A of Cardinal Health, Inc.


DELOITTE & TOUCHE LLP


Columbus, Ohio
September 24, 1998